                                                                   EXHIBIT 10.12
                                SIXTH AMENDMENT
                                ---------------

     In accordance with Section 18.02 of the DBS Distribution Agreement between Hughes Communications Galaxy, Inc. ("HCG") and the National Rural Telecommunications Cooperative ("NRTC"), dated April 10, 1992, as amended (the "Agreement"), and for good and valuable consideration, receipt of which is hereby acknowledged, the Agreement is hereby amended, effective December 23, 1992, as follows:

     (1) The Agreement is hereby modified as set forth on Exhibit A hereto, which Exhibit A sets forth certain, identified provisions of the Agreement whereby (a) those portions which have been stricken-through are hereby deleted from the Agreement, and (b) those portions which are highlighted and double-underlined are hereby added to the Agreement; and

     (2) All other terms and conditions of the Agreement, shall continue in fu1l force and effect without modification.

     This Sixth Amendment does not amend or alter the terms of the December 21, 1992 letter from Eddie Hartenstein to B.R. Phillips, III, attached as Exhibit B hereto, or the December 22, 1992 letter from B.R. Phillips, III, to James B. Ramo, attached as Exhibit C hereto, which continue in full force and effect without modification.

     This Sixth Amendment may be executed in counterparts pursuant to Section
18.11 of the Agreement delivered via telecopier.

     WHEREOF each of the parties hereto has duly executed and delivered this Amendment as of the date indicated below.


HUGHES COMMUNICATIONS                     NATIONAL RURAL
GALAXY, INC.                              TELECOMMUNICATIONS
                                          COOPERATIVE

By:        /s/                            By:        /s/
   --------------------------------          --------------------------------

Date:      12-23-92                       Date:      12-23-92
     ------------------------------            ------------------------------

Attest:                                   Attest:

         /s/                                       /s/
-----------------------------------       -----------------------------------

Date:      12-23-92                       Date:      12-23-92
     ------------------------------            ------------------------------

EXHIBIT A
---------

                                 *  *  *  *  *

Section 1.01(b):
---------------

                                 *  *  *  *  *

          (vi) Notwithstanding any other provision to the contrary, all Committed Member Payments and any payments made for marketing and other requirements (mentioned in Section 1.01(b)(viii), hereafter "Marketing and Development Fee") made on or after December 23, 1992 (such Committed Member Payments and Marketing and Development Fee are collectively "Payments") shall be made directly to an interest-bearing escrow account ("Dec. 23rd Escrow Account") pursuant to an escrow agreement in substantially the same form as Exhibit 1.01(b)(v)-2 ("Dec. 23rd Escrow Agreement"). Promptly upon receipt of such Payments, the Dec. 23rd Escrow Agent shall notify HCG and NRTC in writing. Notwithstanding any other provision to the contrary, all Payments will be distributed to HCG or NRTC from the Dec. 23rd Escrow Account in accordance with the terms of the Dec. 23rd Escrow Agreement. NRTC shall be responsible for the payment of all costs and fees required by the Dec 23rd Escrow Agent. NRTC shall use its best efforts to amend, as necessary, all Member Contracts executed on or before December 23, 1992 in accordance with this Section.

          (vii) The Member Contract shall provide the Committed Member with the option, with respect to Member Contracts executed after December 11, 1992, to either (xx) pay the full Committed Member Payment to HCG through December 23rd Escrow Account upon execution of the Member Contract, or (yy) pay 50% of the Committed Member Payment to HCG through December 23rd Escrow Account upon execution of the Member Contract, and commit to pay to HCG through December 23rd Escrow Account upon Acceptance, the remaining 50% of such Committed Member Payment (the "Second Payment") as well as commit to pay interest on such Section Payment, at the rate set forth in Section 18.01, from the date of the Member Contract until the date of Acceptance, as set forth in Section 4.04. In all cases as provided above, any and all such payments to December 23rd Escrow Account (and any applicable interest thereon) shall be promptly paid to HCG. If any Second Payment (plus interest) is not timely paid to December 23rd Escrow Account (by the Committed Member) or to HCG (by December 23rd Escrow Account), then the provisions of Section 3.10 shall apply. In addition, if any Second Payment is not timely made by a Committed Member (or by NRTC as provided in Section 3.10(b)) and the fifteen (15) day cure period has expired without a cure, then (A) HCG shall have the right and option to require NRTC to (and NRTC shall) terminate the Member Contract, and if the Member Contract is so terminated, the Committed Member shall have no further rights thereunder, and (B) regardless of whether the Member Contract is so terminated and, in addition to having the right to collect the full amount of the Second Payment (less any amounts reasonably mitigated by HCG under California Uniform Commercial Code) and Expenses associated therewith, HCG shall be entitled to retain (as liquidated damages) the 50% of the Committed Member Payment already paid to HCG, and unless and until the provisions of Exhibit 19 apply, NRTC shall have no rights whatsoever to market and sell the DBS Distribution Services to the Committed Member Residences associated with such Committed Member.

                                 *  *  *  *  *

               (xvi) The Member Contract shall be executed by the Committed Member and NRTC; and HCG shall be an intended third-party beneficiary thereto. An original copy of each such executed Member Contract shall be provided to HCG concurrently with delivery to HCG, or the deposit of such monies into the Escrow Account, or the Dec. 23rd Escrow Account, as appropriate, of the Committed Member Payment. In addition, in cases where the RSA Residences Option and/or the MSA Residences Option is exercised, the executed Member Contract shall be accompanied by a list (in electronic media form (based on industry standard and compatible with the requirements of the HCG billing system and the CAMC databases)) of all Committed Member Residences, as set forth above in Section 1.01(b) (ix). HCG shall not be obligated in any way to provide any DBS Distribution Services to a Member or its NRTC Subscribers until and unless the full Committed Member Payment (including the Second Payment owed by such Committed Member), the electronic media list described above, and an executed Member Contract are received by HCG.

                                 *  *  *  *  *

Section 1.01:
------------

          (c)  Member Administration.  NRTC shall administer the Member
               ---------------------
Contracts as follows: NRTC shall (1) use its reasonable best efforts to collect any and all monies owed by Committed Members under the Member Contracts and shall deposit such monies with the Escrow Agent or Dec. 23rd Escrow Agent (as appropriate) or pay to HCG the payments contemplated by Section 1.01(b); and (2) provide all accounting services relative to such collection process. NRTC shall keep records with respect to such accounting.

Section 1.03:
------------

          (d) NRTC may make payments to HCG, the Escrow Agent (if still applicable) or the Dec. 23rd Escrow Agent for HCG's benefit to meet the $250 million target, as appropriate and as specified in this Section 1.03 in excess of aggregate Committed Member Payments actually paid or owed to HCG as Second Payments, where applicable, by Committed Members and any and all such amounts shall be deemed part of the Committed Member Payments for all purposes of this Agreement.

                                 *  *  *  *  *

Section 11.02:
-------------

          (e) Upon the occurrence of any NRTC Event of Default (as defined below) and only after written notice from HCG to NRTC followed by the expiration of any relevant cure period, HCG may, for so long as such NRTC Event of Default shall continue, declare this Agreement to be in default provided, however, that this Agreement shall be deemed to be in default immediately upon the occurrence and during the continuation of any NRTC Event of Default under Section 11.02(e)
(iv)). At any time thereafter, HCG may, in its sole and absolute discretion, declare immediately due and payable all Committed Member Payments (whether in the Escrow Account, Dec. 23rd Escrow Account, committed as Second Payments, or otherwise) the TT&C Fee and the Ground Services Fee for the expected life of the Satellite, based on the actual number of NRTC Subscribers as of such Event of Default (but in no event fewer than 100,000 NRTC Subscribers), cancel this Agreement as to NRTC, obtain damages without cancelling this Agreement, and exercise any other right or remedy that is provided for in this Agreement or that may be available under the California Uniform Commercial Code or other applicable Law. A cancellation hereunder shall occur only upon written notice from HCG to NRTC within (30) days following the NRTC Event of Default stating that such cancellation is made. In the event of such cancellation, HCG shall continue to provide DBS Distribution Services to Committed Members, at HCG's sole option, either (i) pursuant to the Member Contracts (which shall have a provision allowing HCG to assume such contracts upon NRTC's breach of this Agreement and HCG's cancellation as to NRTC) or (ii) on substantially the same terms or on terms no less favorable than those provided under this Agreement. In either case, the Committed Member obligations shall be directly to HCG and not NRTC and the member Contracts shall contain provisions to this effect. No remedy referred to in this Section 11.02(e) is intended to be exclusive, but each remedy shall be cumulative and in addition to any other remedy referred to above or otherwise available to HCG at law or in equity. HCG shall mitigate its damages should it elect to seek from NRTC the Committed Member Payments, the TT&C Fee, and the Ground Service Fee due hereunder (as specified above) in the event of an NRTC Event of Default as so required under the California Uniform Commercial Code. HCG's failure in any case to exercise its rights under this
Section 11.02(e) shall not constitute a waiver of any breach or NRTC Event of Default or a continuing waiver of similar or other breaches or NRTC Events of Default. Each of the following events shall constitute an "NRTC Event of Default" (whether any such event shall arise as the result of the voluntary or involuntary action or inaction of NRTC or come about or be effected by operation of, or pursuant to or in compliance with, any Law).

                                 *  *  *  *  *

Section 13:
----------

          (b) IN NO EVENT SHALL HCG BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, OCCASIONED BY ANY DEFECT IN THE DBS DISTRIBUTION SERVICES, DELAY IN PROVISION OF THE DBS DISTRIBUTION SERVICES, FAILURE OF THE DBS DISTRIBUTION SERVICES (OR ANY COMPONENT THEREOF), THE TRANSPONDERS OR THE SUBSCRIBER TERMINAL EQUIPMENT TO PERFORM OR ANY OTHER CAUSE WHATSOEVER. IN NO EVENT SHALL NRTC BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, IN CONNECTION WITH ANY DAMAGES CAUSED BY NRTC, EXCEPT THAT NOTHING SHALL RELIEVE NRTC OF ITS OBLIGATION TO PAY HCG (1) THE AGGREGATE AMOUNT OF ALL COMMITTED MEMBER PAYMENTS (WHETHER IN THE ESCROW ACCOUNT, DECEMBER 23RD ESCROW ACCOUNT, COMMITTED AS SECOND PAYMENTS, OR OTHERWISE) PLUS (2) THE TT&C FEE AND THE GROUND SERVICES FEE FOR THE EXPECTED LIFE OF THE SATELLITE, BASED ON THE ACTUAL NUMBER OF NRTC SUBSCRIBERS AS OF NRTC'S BREACH, BUT IN NO EVENT ON FEWER THAN 100,000 NRTC SUBSCRIBERS, LESS ANY AMOUNTS REASONABLY MITIGATED BY HCG AS REQUIRED UNDER THE CALIFORNIA UNIFORM COMMERCIAL CODE, IF NRTC BREACHES ITS OBLIGATIONS UNDER THIS AGREEMENT. HCG MAKES NO WARRANTY, EXPRESS OR IMPLIED, TO ANY OTHER PERSON OR ENTITY CONCERNING THE DBS DISTRIBUTION SERVICES AND NRTC SHALL DEFEND AND INDEMNIFY HCG FROM ANY CLAIMS MADE UNDER ANY WARRANTY OR REPRESENTATION BY NRTC TO ANY THIRD PARTY. NRTC MAKES NO WARRANTY, EXPRESS OR IMPLIED, TO ANY OTHER PERSON OR ENTITY CONCERNING NRTC'S PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, AND HCG SHALL DEFEND AND INDEMNIFY NRTC FROM ANY CLAIMS MADE UNDER ANY WARRANTY OR REPRESENTATION BY HCG TO ANY THIRD PARTY. THE LIMITATIONS OF LIABILITY SET FORTH HEREIN SHALL ALSO APPLY TO HAC (THE MANUFACTURER OF THE SATELLITE AND THE TRANSPONDERS) AND ALL AFFILIATES THEREOF.

                                 *  *  *  *  *